Exhibit 99.1

Enviva Announces Unitholder Approval of Corporate Conversion

BETHESDA, Md., December 17, 2021 — Enviva Partners, LP (NYSE: EVA) (“Enviva,” or “we”) today announced that unitholders voted on and overwhelmingly approved the proposed conversion (the “Conversion”) of Enviva from a limited partnership to a corporation named Enviva Inc. (the “Corporation”) at the virtual special meeting of its unitholders (the “Special Meeting”) held on December 17, 2021. Of the votes received at the Special Meeting, 99.75% were cast in favor of the Conversion.

Based on the unitholder approval of the Conversion, Enviva intends to “check the box” to be treated as a corporation for federal income tax purposes on December 29, 2021. Subsequently, the Conversion is expected to be completed on December 31, 2021, whereby each outstanding Enviva common unit will be exchanged for one share of common stock of Enviva Inc. Enviva Inc.’s common stock, to be listed on the New York Stock Exchange under the same “EVA” ticker symbol, is expected to begin trading on January 3, 2022.

“We thank all unitholders who voted and appreciate the strong support we received in favor of our transformational change to Enviva Inc.,” said John Keppler, Chairman and Chief Executive Officer. “Enviva operates at the epicenter of the international energy transition and global efforts to decarbonize, and this conversion marks the start of a new and exciting chapter in Enviva’s journey. As we enter 2022, investors worldwide, including many index-linked funds, will be able to participate in the significant accretion we see ahead of us in a dividend-paying corporate structure and business that aspires to lead industry in every critical ESG metric. We believe the transition to Enviva Inc. will further unlock value for equity holders as our cost of capital continues to decline, enabling us to even more effectively deliver on the tremendous current and future contracted growth opportunities that we are developing around the world.”

About Enviva

Enviva (NYSE: EVA) aggregates a natural resource, wood fiber, and processes it into a transportable form, wood pellets. Enviva sells a significant majority of its wood pellets through long-term, take-or-pay off-take contracts with creditworthy customers in the United Kingdom, the European Union, and Japan. Enviva owns and operates 10 plants with a combined production capacity of approximately 6.2 million metric tons per year in Virginia, North Carolina, South Carolina, Georgia, Florida, and Mississippi. In addition, Enviva exports wood pellets through its marine terminals at the Port of Chesapeake, Virginia, the Port of Wilmington, North Carolina, and the Port of Pascagoula, Mississippi, and from third-party marine terminals in Savannah, Georgia, Mobile, Alabama, and Panama City, Florida.

To learn more about Enviva, please visit our website at www.envivabiomass.com. Follow Enviva on social media @Enviva.

Cautionary Note Concerning Forward-Looking Statements

The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included herein, regarding Enviva’s future financial performance, as well as Enviva’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used herein, including any oral statements made in connection herewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Enviva disclaims any duty to revise or update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Enviva cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Enviva.

INVESTOR CONTACT:

Kate Walsh

Vice President, Investor Relations

240-482-3856

ir@envivapartners.com

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